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                                                                    EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      As independent certified public accountants, we hereby consent to the use of our report dated February 18, 1999 and to all references to our Firm included in or made a part of this Registration Statement File No. 333-74221.

/s/ Arthur Andersen llp

Jacksonville, Florida

May 5, 1999